EXHIBIT 99

August 3, 2023

Cummins Reports Strong Second Quarter 2023 Results

•Record second quarter revenues of $8.6 billion; GAAP1 Net Income of $720 million
•EBITDA in the second quarter was 15.1 percent of sales; Diluted EPS of $5.05
•Second quarter results include $23 million, or $0.13 per diluted share, of costs related to the separation of Atmus Filtration Technologies Inc.
•The company is maintaining its full year 2023 guidance, expecting revenue to be up 15 to 20 percent and EBITDA of 15.0 to 15.7 percent.

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the second quarter of 2023.

Second quarter revenues of $8.6 billion increased 31 percent from the same quarter in 2022. Sales in North America increased 31 percent and international revenues increased 32 percent due to the addition of Meritor and strong demand across most global markets.

“Strong demand across most of our key markets and regions resulted in record revenues and solid profitability for the company in the second quarter of 2023,” said Jennifer Rumsey, Chair and CEO. “We are committed to delivering cycle-over-cycle improvement in financial performance, returning cash to our shareholders and prioritizing investments to continue building our product portfolio to power our customers’ success around the world. I want to thank our Cummins employees who continue to work tirelessly to meet customer needs and respond to the strong demand levels by ensuring quality products, strengthening our customer relationships, and navigating continued supply chain constraints.”

Net income attributable to Cummins in the second quarter was $720 million, or $5.05 per diluted share compared to $702 million, or $4.94 per diluted share in 2022. Results included costs associated with the separation of Atmus of $23 million, or $0.13 per diluted share, in the second quarter of 2023, and $29 million, or $0.16 per diluted share, in the second quarter of 2022. The second quarter of 2022 also included $47 million, or $0.33 per diluted share, of benefit from adjusting the reserves related to the indefinite suspension of our operations in Russia. The tax rate in the second quarter was 22.3 percent including $3 million, or $0.02 per diluted share, of unfavorable discrete tax items.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the second quarter were $1.3 billion, or 15.1 percent of sales, compared to $1.1 billion, or 16.0 percent of sales, a year ago. EBITDA for the second quarter of 2023 included the costs related to the separation of Atmus and the second quarter 2022 EBITDA included the reserve release related to the indefinite suspension of operations in Russia and costs related to the separation of Atmus as noted above. EBITDA percentage decreased in the second quarter principally due to the dilutive impact of Meritor, which currently has a lower gross margin percentage than our company average.

2023 Outlook:

Based on its current forecast, Cummins is maintaining its full year 2023 revenue guidance to be up 15 to 20 percent due to strong demand across most markets, especially North America. EBITDA is still expected to be in the range of 15.0 to 15.7 percent of sales.

The outlook above includes the projected results of the Meritor business for 2023. The outlook assumes the inclusion of Atmus for the entirety of 2023, but excludes any costs or benefits associated with the planned separation of the business. Within the Components Segment, Cummins expects revenues of the Meritor business for 2023 to be between $4.7 billion to $4.9 billion and EBITDA to be in the range of 10.3 to 11.0 percent of sales, consistent with prior guidance.

The company plans to continue to generate strong operating cash flow and returns for shareholders and is committed to our long-term strategic goal of returning 50 percent of operating cash flow back to shareholders. In the near term, we will focus on reinvesting for profitable growth, advancing dividends and reducing debt.

“While we see demand remaining strong through 2023 and we are maintaining our guidance on revenue and profitability, we continue to closely monitor global economic indicators. Should economic momentum slow, Cummins will remain in a strong position to keep investing in future growth, bringing new technologies to customers as we advance our Destination Zero strategy, and returning cash to shareholders,” said Rumsey.

Recent Highlights:

•Progress continues to be made on the separation of the Filtration business. On May 26th, Atmus Filtration Technologies Inc. shares began trading on the New York Stock Exchange (NYSE) under the ticker symbol “ATMU” in connection with the initial public offering (IPO). Upon completion of the IPO, Cummins retained approximately 80.5% of Atmus’ outstanding shares. The Atmus IPO generated $299 million of net proceeds and Atmus added $650 million of debt. Cummins realizes the benefits of the IPO proceeds and the debt issuance, as Atmus will hold the debt at full separation.

•Cummins announced two significant milestones with the 5 millionth engine produced at its Rocky Mount Engine Plant (RMEP) in North Carolina and the 2.5 millionth engine produced at its Jamestown Engine Plant (JEP) in New York. The 5 millionth milestone engine was a B6.7, which was received by Daimler, who provided it to Penske. The 2.5 millionth engine at JEP was the new 15-liter natural gas product and provided to Kenworth.

•On April 3rd, United States President Joe Biden visited company facilities in Fridley, Minnesota (USA), to tour Accelera by Cummins’ first U.S. manufacturing location for electrolyzers, a key technology to produce low- and no-carbon hydrogen. The official ribbon cutting on May 19th marked the start of electrolyzer production in the United States. Accelera is initially dedicating 89,000 sq. ft. of the existing Cummins power generation facility in Fridley to electrolyzer production.

•In the second quarter, Accelera reached a milestone of backlog electrolyzer orders totaling over $500 million. The Fridley facility will help address that growing demand along with other capacity being added globally.

•Cummins signed a definitive agreement with Tata Motors Limited (TML), to manufacture a range of low- to zero-emissions technology products in India over the next few years. As a part of this agreement, Cummins and TML have set up a new business entity called TCPL Green Energy Solutions Private Limited (GES), a wholly owned subsidiary under the existing joint venture with a focus on the development and manufacturing of sustainable technology products that will include hydrogen-powered internal combustion engines, fuel delivery systems, and battery electric powertrains and fuel cell electric systems through the Accelera™ by Cummins brand.

•Cummins received a 2023 Energy Management Insight Award from the Clean Energy Ministerial. The award recognizes organizations demonstrating the benefits of energy management systems and meeting the ISO 50001 international energy standard.

•Cummins announced an increase in the quarterly common stock cash dividend from $1.57 to $1.68 per share. The company has increased the quarterly dividend to shareholders for 14 consecutive years.

Second quarter 2023 detail (all comparisons to same period in 2022):
Components Segment

•Sales - $3.4 billion, up 76 percent
•Segment EBITDA - $486 million, or 14.2 percent of sales, which includes $18 million of costs related to the separation of Atmus compared to $352 million, or 18.1 percent of sales, which included $2 million of benefits from adjusting the reserves related to the indefinite suspension of operations in Russia. The decline in EBITDA percentage was driven primarily by the addition of Meritor, which has a dilutive impact on the segment despite its improvement in the second quarter.
•Revenues in North America increased by 70 percent and international sales increased by 84 percent due to the addition of Meritor and increased global demand.

Engine Segment

•Sales - $3.0 billion, up 8 percent
•Segment EBITDA - $425 million, or 14.2 percent of sales, compared to $421 million or 15.2 percent of sales, which included $1 million of costs from the indefinite suspension of operations in Russia
•On-highway revenues increased 7 percent driven by strong demand in the North American truck market and pricing actions.
•Sales increased 7 percent in North America and grew 10 percent in international markets due to an increase in global demand.

Distribution Segment

•Sales - $2.6 billion, up 15 percent
•Segment EBITDA - $299 million, or 11.5 percent of sales, compared to $297 million, or 13.2 percent of sales a year ago when results included $45 million of benefits from adjusting the reserves related to the indefinite suspension of operations in Russia
•Revenues in North America increased 20 percent and international sales increased by 5 percent.
•Higher revenues were driven by increased demand for whole goods, especially power generation products, and pricing actions.

Power Systems Segment

•Sales - $1.5 billion, up 21 percent
•Segment EBITDA - $201 million, or 13.8 percent of sales, compared to $128 million, or 10.6 percent of sales, which included $1 million of benefit from adjusting the reserves related to the indefinite suspension of operations in Russia
•Second quarter results also included $18 million of costs related to severance costs related to transformation efforts within the segment.
•Power generation revenues increased 30 percent driven by increased global demand and pricing actions. Industrial revenues increased 9 percent due to increased demand in mining and oil and gas markets.

Accelera Segment

•Sales - $85 million, up 102 percent
•Segment EBITDA loss - $114 million
•Revenues increased due to higher demand for battery electric systems in the North American school bus market and the additions of the electric powertrain portion of the Meritor business and Siemens Commercial Vehicle business.
•Costs associated with the development of electric powertrains, fuel cells and electrolyzers, as well as products to support battery electric vehicles are contributing to EBITDA losses. The company continues to make investments to support our customers through the energy transition and deliver future profitable growth.

1 Generally Accepted Accounting Principles

About Cummins Inc.

Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, axles, drivelines, brakes, suspension systems, electric power generation systems, batteries, electrified power systems, electric powertrains, hydrogen production and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 73,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $2.2 billion on sales of $28.1 billion in 2022. See how Cummins is powering a world that's always on by accessing news releases and more information at https://www.cummins.com/always-on.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; changes in international, national and regional trade laws, regulations and policies; changes in taxation; global legal and ethical compliance costs and risks; evolving environmental and climate change legislation and regulatory initiatives; future bans or limitations on the use of diesel-powered products; failure to successfully integrate and / or failure to fully realize all of the anticipated benefits of the acquisition of Meritor, Inc.; raw material, transportation and labor price fluctuations and supply shortages; any adverse effects of the conflict between Russia and Ukraine and the global response (including government bans or restrictions on doing business in Russia); aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; failure to complete, adverse results from or failure to realize the expected benefits of the separation of our filtration business; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas (GHG) regulations or other legislation designed to address climate change; exposure to potential security breaches or other disruptions to our information technology environment and data security; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet environmental, social and governance (ESG) expectations or standards, or achieve our ESG goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2022 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.
Presentation of Non-GAAP Financial Information

EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
	June 30,
In millions, except per share amounts	2023	2022
NET SALES	$8,638	$6,586
Cost of sales	6,490	4,860
GROSS MARGIN	2,148	1,726
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	873	622
Research, development and engineering expenses	384	299
Equity, royalty and interest income from investees	133	95
Other operating expense, net	27	3
OPERATING INCOME	997	897
Interest expense	99	34
Other income (expense), net	51	(8)
INCOME BEFORE INCOME TAXES	949	855
Income tax expense	212	148
CONSOLIDATED NET INCOME	737	707
Less: Net income attributable to noncontrolling interests	17	5
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$720	$702

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$5.08	$4.97
Diluted	$5.05	$4.94

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	141.7	141.2
Diluted	142.5	142.0

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Six months ended
	June 30,
In millions, except per share amounts	2023	2022
NET SALES	$17,091	$12,971
Cost of sales	12,914	9,713
GROSS MARGIN	4,177	3,258
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	1,626	1,237
Research, development and engineering expenses	734	597
Equity, royalty and interest income from investees	252	191
Other operating expense, net	46	114
OPERATING INCOME	2,023	1,501
Interest expense	186	51
Other income (expense), net	141	(17)
INCOME BEFORE INCOME TAXES	1,978	1,433
Income tax expense	435	303
CONSOLIDATED NET INCOME	1,543	1,130
Less: Net income attributable to noncontrolling interests	33	10
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$1,510	$1,120

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$10.66	$7.90
Diluted	$10.60	$7.86

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	141.6	141.7
Diluted	142.5	142.5

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$1,802	$2,101
Marketable securities	512	472
Total cash, cash equivalents and marketable securities	2,314	2,573
Accounts and notes receivable, net	5,863	5,202
Inventories	6,026	5,603
Prepaid expenses and other current assets	1,207	1,073
Total current assets	15,410	14,451
Long-term assets
Property, plant and equipment, net	5,723	5,521
Investments and advances related to equity method investees	1,861	1,759
Goodwill	2,404	2,343
Other intangible assets, net	2,584	2,687
Pension assets	1,523	1,398
Other assets	2,230	2,140
Total assets	$31,735	$30,299

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$4,308	$4,252
Loans payable	419	210
Commercial paper	1,617	2,574
Current maturities of long-term debt	575	573
Accrued compensation, benefits and retirement costs	721	617
Current portion of accrued product warranty	751	726
Current portion of deferred revenue	1,017	1,004
Other accrued expenses	1,637	1,465
Total current liabilities	11,045	11,421
Long-term liabilities
Long-term debt	5,089	4,498
Deferred revenue	939	844
Other liabilities	3,306	3,311
Total liabilities	$20,379	$20,074

Redeemable noncontrolling interests	$—	$258

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,532	$2,243
Retained earnings	19,102	18,037
Treasury stock, at cost, 80.9 and 81.2 shares	(9,380)	(9,415)
Accumulated other comprehensive loss	(1,917)	(1,890)
Total Cummins Inc. shareholders’ equity	10,337	8,975
Noncontrolling interests	1,019	992
Total equity	$11,356	$9,967
Total liabilities, redeemable noncontrolling interests and equity	$31,735	$30,299

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
	June 30,
In millions	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$737	$707
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	257	167
Deferred income taxes	(94)	(46)
Equity in income of investees, net of dividends	(46)	14
Pension and OPEB expense	2	8
Pension contributions and OPEB payments	(11)	(12)
Russian suspension recoveries	—	(47)
(Gain) loss on corporate owned life insurance	(1)	48
Foreign currency remeasurement and transaction exposure	(48)	(3)
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	(14)	165
Inventories	(140)	(209)
Other current assets	5	(8)
Accounts payable	(316)	(58)
Accrued expenses	110	(30)
Changes in other liabilities	11	(81)
Other, net	31	(16)
Net cash provided by operating activities	483	599

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(221)	(147)
Acquisitions of businesses, net of cash acquired	(134)	(328)
Investments in marketable securities—acquisitions	(322)	(236)
Investments in marketable securities—liquidations	275	207
Other, net	24	(62)
Net cash used in investing activities	(378)	(566)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	694	42
Net (payments) borrowings of commercial paper	(629)	394
Payments on borrowings and finance lease obligations	(86)	(47)
Dividend payments on common stock	(223)	(204)
Repurchases of common stock	—	(36)
Other, net	4	(43)
Net cash (used in) provided by financing activities	(240)	106
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(43)	47
Net (decrease) increase in cash and cash equivalents	(178)	186
Cash and cash equivalents at beginning of period	1,980	2,276
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,802	$2,462

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Six months ended
	June 30,
In millions	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$1,543	$1,130
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	503	328
Deferred income taxes	(132)	(112)
Equity in income of investees, net of dividends	(113)	(62)
Pension and OPEB expense	3	17
Pension contributions and OPEB payments	(103)	(55)
Russian suspension costs, net of recoveries	—	111
(Gain) loss on corporate owned life insurance	(20)	85
Foreign currency remeasurement and transaction exposure	(59)	(10)
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	(635)	(252)
Inventories	(403)	(498)
Other current assets	(137)	(65)
Accounts payable	65	426
Accrued expenses	261	(281)
Changes in other liabilities	75	(11)
Other, net	130	12
Net cash provided by operating activities	978	763

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(414)	(251)
Acquisitions of businesses, net of cash acquired	(134)	(245)
Investments in marketable securities—acquisitions	(648)	(433)
Investments in marketable securities—liquidations	620	461
Other, net	(30)	(108)
Net cash used in investing activities	(606)	(576)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	737	56
Net (payments) borrowings of commercial paper	(658)	392
Payments on borrowings and finance lease obligations	(228)	(71)
Dividend payments on common stock	(445)	(411)
Repurchases of common stock	—	(347)
Other, net	(9)	(10)
Net cash used in financing activities	(603)	(391)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(68)	74
Net decrease in cash and cash equivalents	(299)	(130)
Cash and cash equivalents at beginning of year	2,101	2,592
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,802	$2,462

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Components		Engine	Distribution	Power Systems	Accelera	Total Segments	Intersegment Eliminations (1)	Total
Three months ended June 30, 2023
External sales	$2,924		$2,263	$2,576	$794	$81	$8,638	$—	$8,638
Intersegment sales	501		725	19	663	4	1,912	(1,912)	—
Total sales	3,425		2,988	2,595	1,457	85	10,550	(1,912)	8,638
Research, development and engineering expenses	103		148	15	66	52	384	—	384
Equity, royalty and interest income (loss) from investees	24		71	24	18	(4)	133	—	133
Interest income	7		7	8	2	1	25	—	25
EBITDA (2)	486	(3)	425	299	201	(114)	1,297	7	1,304
Depreciation and amortization (4)	125		56	28	32	15	256	—	256

EBITDA as a percentage of segment sales	14.2%		14.2%	11.5%	13.8%	NM	12.3%		15.1%

Three months ended June 30, 2022
External sales	$1,477		$2,092	$2,247	$734	$36	$6,586	$—	$6,586
Intersegment sales	473		683	6	469	6	1,637	(1,637)	—
Total sales	1,950		2,775	2,253	1,203	42	8,223	(1,637)	6,586
Research, development and engineering expenses	73		116	13	58	39	299	—	299
Equity, royalty and interest income (loss) from investees	9		58	21	10	(3)	95	—	95
Interest income	2		1	3	1	—	7	—	7
Russian suspension (recoveries) costs	(2)		1	(45)	(1)	—	(47)	—	(47)
EBITDA (2)	352		421	297	128	(79)	1,119	(64)	1,055
Depreciation and amortization (4)	49		49	29	31	8	166	—	166

EBITDA as a percentage of segment sales	18.1%		15.2%	13.2%	10.6%	NM	13.6%		16.0%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended June 30, 2023 and 2022, except for $5 million and $24 million of costs associated with the IPO and separation of Atmus Filtration Technologies Inc. (Atmus) in 2023 and 2022, respectively.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Includes $18 million of costs associated with the IPO and separation of Atmus. See "DIVESTITURE AND ACQUISITIONS," note for additional information.
(4) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. A portion of depreciation expense is included in research, development and engineering expenses.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Components		Engine		Distribution	Power Systems	Accelera	Total Segments	Intersegment Eliminations (1)	Total
Six months ended June 30, 2023
External sales	$5,967		$4,515		$4,975	$1,473	$161	$17,091	$—	$17,091
Intersegment sales	1,015		1,459		26	1,327	9	3,836	(3,836)	—
Total sales	6,982		5,974		5,001	2,800	170	20,927	(3,836)	17,091
Research, development and engineering expenses	194		282		29	129	100	734	—	734
Equity, royalty and interest income (loss) from investees	45		136		48	31	(8)	252	—	252
Interest income	13		10		15	4	1	43	—	43
EBITDA (2)	993	(3)	882		634	420	(208)	2,721	(56)	2,665
Depreciation and amortization (4)	248		107		56	61	29	501	—	501

EBITDA as a percentage of total sales	14.2%		14.8%		12.7%	15.0%	NM	13.0%		15.6%

Six months ended June 30, 2022
External sales	$2,994		$4,141		$4,358	$1,417	$61	$12,971	$—	$12,971
Intersegment sales	944		1,387		12	946	12	3,301	(3,301)	—
Total sales	3,938		5,528		4,370	2,363	73	16,272	(3,301)	12,971
Research, development and engineering expenses	149		225		26	122	75	597	—	597
Equity, royalty and interest income (loss) from investees	37		100	(5)	37	21	(4)	191	—	191
Interest income	3		5		5	2	—	15	—	15
Russian suspension costs	4		33	(6)	55	19	—	111	—	111
EBITDA (2)	672		811		407	218	(144)	1,964	(154)	1,810
Depreciation and amortization (4)	92		100		57	62	15	326	—	326

EBITDA as a percentage of total sales	17.1%		14.7%		9.3%	9.2%	NM	12.1%		14.0%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the six months ended June 30, 2023 and 2022, except for $11 million and $41 million of costs associated with the IPO and separation of Atmus in 2023 and 2022, respectively.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Includes $30 million of costs associated with the IPO and separation of Atmus. See "DIVESTITURE AND ACQUISITIONS," note for additional information.
(4) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. The amortization of debt discount and deferred costs was $2 million and $2 million for the six months ended June 30, 2023 and 2022, respectively. A portion of depreciation expense is included in research, development and engineering expenses.

(5) Includes a $28 million impairment of our joint venture with KAMAZ and $3 million of royalty charges as part of our costs associated with the indefinite suspension of our Russian operations.
(6) Includes $31 million of Russian suspension costs reflected in the equity, royalty and interest income (loss) from investees line above.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended		Six months ended
	June 30,		June 30,
In millions	2023	2022	2023	2022
Manufacturing entities
Dongfeng Cummins Engine Company, Ltd.	$18	$11	$37	$27
Chongqing Cummins Engine Company, Ltd.	13	7	22	16
Beijing Foton Cummins Engine Co., Ltd.	9	14	25	28
Tata Cummins, Ltd.	7	5	15	14
All other manufacturers	32	13	51	3	(1)
Distribution entities
Komatsu Cummins Chile, Ltda.	13	12	27	19
All other distributors	4	3	7	5
Cummins share of net income	96	65	184	112
Royalty and interest income	37	30	68	79
Equity, royalty and interest income from investees	$133	$95	$252	$191

(1) Includes a $28 million impairment of our joint venture with KAMAZ and $3 million of royalty charges as part of our costs associated with the indefinite suspension of our Russian operations.
DIVESTITURE AND ACQUISITIONS
Divestiture
Formation of Atmus Filtration Technologies Inc. (Atmus) and Initial Public Offering (IPO)
On May 23, 2023, in connection with the Atmus IPO, Cummins issued approximately $350 million of commercial paper with certain lenders. On May 26, 2023, Atmus shares began trading on the New York Stock Exchange under the symbol "ATMU." The IPO was completed on May 30, 2023, whereby Cummins exchanged 19.5 percent (approximately 16 million shares) of its ownership in Atmus, at $19.50 per share, to retire $299 million of the commercial paper as proceeds from the offering through a non-cash transaction.
In connection with the completion of the IPO, through a series of asset and equity contributions, we transferred the filtration business to Atmus. In exchange, Atmus transferred consideration of approximately $650 million to Cummins, which consisted primarily of the net proceeds from a term loan facility and revolver executed by Atmus during May 2023.
As we still own 80.5 percent of Atmus shares, it remains included in our Condensed Consolidated Financial Statements.
Acquisitions
Hydrogenics Corporation
On June 29, 2023, a share purchase agreement was executed with a 19 percent minority shareholder in one of our businesses, Hydrogenics Corporation (Hydrogenics), whereby we agreed to pay the minority shareholder $335 million for their 19 percent ownership, including the settlement of shareholder loans of $48 million. As part of the share purchase agreement, Hydrogenics entered into three non-interest-bearing promissory notes with $175 million paid on July 31, 2023, and the remaining $160 million due in three installments through 2025.
Teksid Hierro de Mexico, S.A. de C.V.
On April 3, 2023, we acquired Teksid Hierro de Mexico, S.A. de C.V. (Teksid MX) business for approximately $150 million, subject to working capital and other customary adjustments. Teksid MX operates a cast iron foundry located in Monclova, Mexico, which primarily forges blocks and heads used in our and other manufacturers’ engines. Teksid, Inc. facilitates the commercialization of Teksid MX products in North America.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

Meritor, Inc.
During the second quarter of 2023, we finalized our accounting for the Meritor, Inc. acquisition. The primary components of the change were to increase contingent liabilities by $62 million offset by finalization of deferred taxes and tax reserves, with a net increase to goodwill of $26 million. There was no impact to the Condensed Consolidated Statements of Net Income for any of the changes.
INCOME TAXES
Our effective tax rate for 2023 is expected to approximate 22.0 percent, excluding any discrete items that may arise.
Our effective tax rate for the three months ended June 30, 2023, was 22.3 percent and contained net unfavorable discrete tax items of $3 million, or $0.02 per share.
Our effective tax rate for the six months ended June 30, 2023, was 22.0 percent and contained net discrete tax amounts of zero, as the result of offsetting amounts for the first two quarters, primarily due to share-based compensation tax benefits and other discrete items.
Our effective tax rate for the three months ended June 30, 2022, was 17.3 percent and contained favorable discrete tax items of $36 million, or $0.25 per share, primarily due to $36 million of favorable changes in tax reserves, $10 million of favorable changes associated with the indefinite suspension in our Russian operations and $8 million of net favorable other discrete tax items, partially offset by $18 million of unfavorable tax costs associated with internal restructuring ahead of the planned separation of Atmus.
Our effective tax rate for the six months ended June 30, 2022, was 21.1 percent and contained favorable discrete items of $5 million, or $0.04 per share, primarily due to $27 million of favorable changes in tax reserves and $4 million of net favorable other discrete tax items, partially offset by $18 million of unfavorable tax costs associated with internal restructuring ahead of the planned separation of Atmus and $8 million of unfavorable changes associated with the indefinite suspension in our Russian operations.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. We believe EBITDA excluding special items is a useful measure of our operating performance without regard to the costs associated with the IPO and separation of Atmus and indefinite suspension of Russian operations. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended		Six months ended
	June 30,		June 30,
In millions	2023	2022	2023	2022
Net income attributable to Cummins Inc.	$720	$702	$1,510	$1,120

Net income attributable to Cummins Inc. as a percentage of net sales	8.3%	10.7%	8.8%	8.6%

Add:
Net income attributable to noncontrolling interests	17	5	33	10
Consolidated net income	737	707	1,543	1,130

Add:
Interest expense	99	34	186	51
Income tax expense	212	148	435	303
Depreciation and amortization	256	166	501	326
EBITDA	$1,304	$1,055	$2,665	$1,810

EBITDA as a percentage of net sales	15.1%	16.0%	15.6%	14.0%

Add:
Atmus IPO and separation costs	23	29	41	46
Russian suspension (recoveries) costs	—	(47)	—	111

EBITDA, excluding costs associated with the IPO and separation of Atmus and indefinite suspension of Russian operations	$1,327	$1,037	$2,706	$1,967

EBITDA, excluding costs associated with the IPO and separation of Atmus and indefinite suspension of Russian operations, as a percentage of net sales	15.4%	15.7%	15.8%	15.2%

CUMMINS INC. AND SUBSIDIARIES
SEGMENT SALES DATA
(Unaudited)
Components Segment Sales by Business
In the second quarter of 2023, with the Atmus IPO we changed the name of our filtration business to Atmus. Sales for our Components segment by business, adjusted for the reorganized businesses, were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Axles and brakes	$1,272	$1,249	$—	$—	$2,521
Emission solutions	1,056	964	—	—	2,020
Engine components	581	557	—	—	1,138
Atmus	417	417	—	—	834
Automated transmissions	179	179	—	—	358
Software and electronics	52	59	—	—	111
Total sales	$3,557	$3,425	$—	$—	$6,982

2022
In millions	Q1	Q2	Q3	Q4	YTD
Axles and brakes	$—	$—	$732	$1,147	$1,879
Emission solutions	910	863	853	868	3,494
Engine components	502	503	509	493	2,007
Atmus	382	391	399	385	1,557
Automated transmissions	134	143	159	157	593
Software and electronics	60	50	51	45	206
Total sales	$1,988	$1,950	$2,703	$3,095	$9,736
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$1,114	$1,117	$—	$—	$2,231
Medium-duty truck and bus	903	942	—	—	1,845
Light-duty automotive	439	445	—	—	884
Off-highway	530	484	—	—	1,014
Total sales	$2,986	$2,988	$—	$—	$5,974

2022
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$908	$1,001	$972	$966	$3,847
Medium-duty truck and bus	848	875	868	869	3,460
Light-duty automotive	498	456	466	318	1,738
Off-highway	499	443	473	485	1,900
Total sales	$2,753	$2,775	$2,779	$2,638	$10,945

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2023
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	34,700	36,400	—	—	71,100
Medium-duty	78,900	76,000	—	—	154,900
Light-duty	55,000	53,600	—	—	108,600
Total units	168,600	166,000	—	—	334,600

2022
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	28,600	30,900	30,200	31,000	120,700
Medium-duty	72,600	68,800	69,800	72,400	283,600
Light-duty	66,500	60,400	58,300	42,400	227,600
Total units	167,700	160,100	158,300	145,800	631,900
Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$1,057	$1,019	$—	$—	$2,076
Power generation	492	614	—	—	1,106
Engines	456	531	—	—	987
Service	401	431	—	—	832
Total sales	$2,406	$2,595	$—	$—	$5,001

2022
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$924	$990	$945	$959	$3,818
Power generation	401	441	431	501	1,774
Engines	441	429	449	457	1,776
Service	351	393	414	403	1,561
Total sales	$2,117	$2,253	$2,239	$2,320	$8,929

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2023
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$770	$854	$—	$—	$1,624
Industrial	455	468	—	—	923
Generator technologies	118	135	—	—	253
Total sales	$1,343	$1,457	$—	$—	$2,800

2022
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$664	$657	$739	$730	$2,790
Industrial	393	428	483	468	1,772
Generator technologies	103	118	127	123	471
Total sales	$1,160	$1,203	$1,349	$1,321	$5,033
High-horsepower unit shipments by engine classification were as follows:

2023
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,900	3,300	—	—	6,200
Industrial	1,500	1,600	—	—	3,100
Total units	4,400	4,900	—	—	9,300

2022
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,200	2,400	2,400	2,700	9,700
Industrial	1,100	1,200	1,200	1,400	4,900
Total units	3,300	3,600	3,600	4,100	14,600